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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               BANCORPSOUTH, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Mississippi                                 64-0659571
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(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification No.)

  One Mississippi Plaza, Tupelo, Mississippi              38801
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 (Address of Principal Executive Offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
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Common Stock, $2.50 par value                   New York Stock Exchange
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                  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.[ ]

                  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.[ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
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                                (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The Registrant's Common Stock has heretofore been traded on the Nasdaq Stock Market National Market. A Registration Statement on Form 8-A registering the Registrant's Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") was filed with the Securities and Exchange Commission on March 23, 1983. On May 5, 1997, the New York Stock Exchange ("NYSE") approved the listing of the Registrant's Common Stock on the NYSE. Accordingly, this filing is to register the Registrant's Common Stock under Section 12(b) of the Exchange Act.

          For a description of the Registrant's Common Stock, reference is made to the information set forth under the caption "Description of BancorpSouth Common Stock" in the Prospectus filed pursuant to Rule 424(b) under the Securities Act, forming a part of the Registrant's Registration Statement on Form S-4 (Registration No. 33-91338), which information is incorporated herein by reference.


ITEM 2.  EXHIBITS.

     1.      Restated Articles of the Incorporation of the Registrant(1)

     2. Amendment to Restated Articles of Incorporation of the Registrant, filed on May 4, 1994(1)

     3.      Bylaws of the Registrant (filed herewith)


     (1)Incorporated herein by reference to exhibits filed with the Registrant's Registration Statement on Form S-4 (Registration No. 33-91338).




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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BANCORPSOUTH, INC.



Date:   May 13, 1997                        By: /s/ L. Nash Allen, Jr.
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                                                L. Nash Allen, Jr.
                                                Treasurer and Chief Financial
                                                Officer




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                                  EXHIBIT INDEX



    1.      Restated Articles of the Incorporation of the Registrant(1)

    2. Amendment to Restated Articles of Incorporation of the Registrant, filed on May 4, 1994(1)

    3.      Bylaws of the Registrant (filed herewith)

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    (1)Incorporated herein by reference to exhibits filed with the Registrant's
    Registration Statement on Form S-4 (Registration No. 33-91338).





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